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Exhibit No. 10(AA)

                           THE PROGRESSIVE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                               DEFERRAL AGREEMENT

THIS DEFERRAL AGREEMENT is entered into pursuant to the provisions of The Progressive Corporation Executive Deferred Compensation Plan ("Plan"). All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

1. Deferral Election. I hereby elect to defer receipt of the following portion of my Gainsharing Award (Eligible Incentive Plans include: The Progressive Corporation 2004 Gainsharing Plan; The Progressive Corporation 2004 Information Technology Incentive Plan; The 2004 Progressive Capital Management Bonus Plan; and The Progressive Corporation 1999 Executive Bonus Plan) earned in respect to the year ending December 31, 2004 (SELECT ONE AND ENTER ANY DESIRED PERCENTAGE NOT LESS THAN 10%)

         I elect to defer _______% of my entire Gainsharing Award OR

         I elect to defer _______% of that portion, if any, of my Gainsharing Award that exceeds $_________.

2. Fixed Deferral Period. (The Plan gives you the option of electing a Fixed Deferral Period. If you elect a Fixed Deferral Period, the balance of your Deferral Account established pursuant to this Agreement will be distributed to you within 30 days after the end of the Fixed Deferral Period, or, if earlier, the date you die or incur a Termination of Employment or the date a Change in Control occurs. If you do not elect a Fixed Deferral Period, your Account will be distributed upon the earlier of the date you die or incur a Termination of Employment or the date a Change in Control occurs.)

PLEASE SELECT ONE OF THE FOLLOWING:

I elect a Fixed Deferral Period ending ON ________________ (MUST BE A DATE AT LEAST 3 YEARS AFTER THE END OF THE CALENDAR YEAR IN WHICH THE GAINSHARING AWARD IS EARNED)

OR

         ____I do not wish to elect a Fixed Deferral Period.

3. Method of Distribution. I hereby elect that any distribution of the balance of the Deferral Account established pursuant to this Agreement made on account of Termination of Employment or expiration of a Fixed Deferral Period be paid as follows: (CHECK ONE)

         ____ in a single lump sum payment

OR in

         Three annual installments ___
         Five annual installments ___
         Ten annual installments ___

I understand that Plan distributions made on account of reasons other than Termination of Employment or expiration of a Fixed Deferral Period will be made in a single lump sum payment, unless the Plan provides otherwise. I understand that I may change the method of distribution elected above at least one year prior to the date of distribution to the extent permitted by the Plan.

4. Investment Election. I direct that the amount I have deferred pursuant to
Section 1 of this Agreement shall be deemed to be invested in the following Investment Funds in the percentages indicated: (MUST BE INCREMENTS OF 1%)

         ______%  Fidelity Retirement Money Market Portfolio

         ______%  PIMCO Total Return Fund (Admin)

         ______%  Oakmark Equity and Income Fund

         ______%  Vanguard Institutional Index Fund

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         ______%  Washington Mutual Investors Fund - Class A

         ______%  FMA Small Company Portfolio-Institutional Class

         ______%  Fidelity Dividend Growth Fund

         ______%  Fidelity Mid-Cap Stock Fund (1)

         ______%  Wasatch Small Cap Growth Fund

         ______%  Fidelity Diversified International Fund (2)

         ______%  Janus Worldwide Fund

         ______%  The Progressive Corporation Stock Fund

         100%     TOTAL

(1) There is a short-term trading fee of 0.75% for shares held less than 30 days on Fidelity Mid-Cap Stock Fund.

(2) There is a short-term trading fee of 1.0% for shares held less than 30 days on Fidelity Diversified International Fund.

I understand that I may transfer amounts among Investment Funds only to the extent permitted by the Plan. I also understand that this investment election is merely a device used to determine the amount payable to me under the Plan and does not provide me with any actual rights or interests in any particular funds, securities or property of the Company, any Affiliated Company or the Trust, in any stock of The Progressive Corporation or in any investment funds offered under the Plan. I also understand that my right to receive distributions under the Plan makes me a general creditor of the Company with no greater priority than any other general creditor of the Company.

5. Miscellaneous. I understand that this Agreement is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects and that, except as expressly permitted by the Plan, all elections made in this Agreement are irrevocable. I acknowledge that I have received, read and understand the Plan Description dated November, 2003 relating to the Plan. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the Plan, the Trust and this Agreement.

NAME OF ELIGIBLE EXECUTIVE:

DATE:

SSN:

Your electronic submission of this Election Form will create a date/time stamp and serve as your signature

Received and accepted on behalf of the Committee this ____ day of _________________, _______.

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